                                                                       EXHIBIT 1

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                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                               ZORAN CORPORATION,
                             A DELAWARE CORPORATION
                                   ("ZORAN"),

                          SEE ACQUISITION CORPORATION,
                    A DELAWARE CORPORATION AND WHOLLY-OWNED
                              SUBSIDIARY OF ZORAN,

                                      AND

                           COMPCORE MULTIMEDIA, INC.,
                            A CALIFORNIA CORPORATION

                            DATED NOVEMBER 27, 1996

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
                               TABLE OF CONTENTS

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
ARTICLE I             THE MERGER...........................................................................           1
    Section 1.1       Effective Time of the Merger.........................................................           1
    Section 1.2       Closing..............................................................................           1
    Section 1.3       Effects of the Merger................................................................           1
    Section 1.4       Directors and Officers...............................................................           2

ARTICLE II            CONVERSION OF SECURITIES.............................................................           2
    Section 2.1       Conversion of Capital Stock..........................................................           2
    Section 2.2       Exchange of Certificates.............................................................           3
    Section 2.3       Escrow...............................................................................           4
    Section 2.4       Appraisal Rights.....................................................................           5

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF COMPCORE...........................................           5
    Section 3.1       Organization, Standing and Power.....................................................           5
    Section 3.2       CompCore Capital Structure...........................................................           6
    Section 3.3       Authority; Required Filings and Consents.............................................           6
    Section 3.4       Financial Statements.................................................................           7
    Section 3.5       Absence of Undisclosed Liabilities...................................................           7
    Section 3.6       Accounts Receivable..................................................................           7
    Section 3.7       Inventory............................................................................           8
    Section 3.8       Absence of Certain Changes or Events.................................................           8
    Section 3.9       Taxes................................................................................           9
    Section 3.10      Tangible Assets and Real Property....................................................           9
    Section 3.11      Intellectual Property................................................................          10
    Section 3.12      Bank Accounts........................................................................          11
    Section 3.13      Contracts............................................................................          11
    Section 3.14      Labor Difficulties...................................................................          12
    Section 3.15      Trade Regulation.....................................................................          12
    Section 3.16      Environmental Matters................................................................          12
    Section 3.17      Employee Benefit Plans...............................................................          13
    Section 3.18      Compliance with Laws.................................................................          13
    Section 3.19      Employees and Consultants............................................................          13
    Section 3.20      Litigation...........................................................................          13
    Section 3.21      Restrictions on Business Activities..................................................          14
    Section 3.22      Governmental Authorization...........................................................          14
    Section 3.23      Insurance............................................................................          14
    Section 3.24      Pooling of Interests.................................................................          14
    Section 3.25      Interested Party Transactions........................................................          14
    Section 3.26      Registration Statement; Proxy Statement/Prospectus...................................          15
    Section 3.27      No Existing Discussions..............................................................          15
    Section 3.28      Real Property Holding Corporation....................................................          15
    Section 3.29      Corporate Documents..................................................................          15
    Section 3.30      No Misrepresentation.................................................................          15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF ZORAN AND SUB......................................          15
    Section 4.1       Organization.........................................................................          16
    Section 4.2       Zoran Capital Structure..............................................................          16
    Section 4.3       Authority; No Conflict; Required Filings and Consents................................          17
    Section 4.4       SEC Filings; Financial Statements....................................................          17

                                       i
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    Section 4.5       Absence of Undisclosed Liabilities...................................................          18
    Section 4.6       Absence of Certain Changes or Events.................................................          18
    Section 4.7       Intellectual Property................................................................          19
    Section 4.8       Agreements, Contracts and Commitments................................................          19
    Section 4.9       Litigation...........................................................................          19
    Section 4.10      Compliance with Laws.................................................................          19
    Section 4.11      Pooling of Interests.................................................................          20
    Section 4.12      Interested Party Transactions........................................................          20
    Section 4.13      Registration Statement; Proxy Statement/Prospectus...................................          20
    Section 4.14      Opinion of Financial Advisor.........................................................          20
    Section 4.15      Interim Operations of Sub............................................................          20
    Section 4.16      No Existing Discussions..............................................................          20
    Section 4.17      Corporate Documents..................................................................          20
    Section 4.18      No Misrepresentation.................................................................          20

ARTICLE V             CONDUCT OF BUSINESS..................................................................          21
    Section 5.1       Covenants of CompCore................................................................          21
    Section 5.2       Covenants of Zoran...................................................................          22
    Section 5.3       Cooperation..........................................................................          23

ARTICLE VI            ADDITIONAL AGREEMENTS................................................................          23
    Section 6.1       No Solicitation by CompCore..........................................................          23
    Section 6.2       No Solicitation by Zoran.............................................................          24
    Section 6.3       Proxy Statement/Prospectus; Registration Statement...................................          24
    Section 6.4       Consents.............................................................................          24
    Section 6.5       Current Nasdaq Quotation.............................................................          25
    Section 6.6       Access to Information................................................................          25
    Section 6.7       Stockholders' Meetings...............................................................          25
    Section 6.8       Legal Conditions to Merger...........................................................          25
    Section 6.9       Public Disclosure....................................................................          25
    Section 6.10      Tax-Free Reorganization..............................................................          25
    Section 6.11      Pooling Accounting...................................................................          25
    Section 6.12      Affiliate Agreements.................................................................          26
    Section 6.13      Nasdaq Quotation.....................................................................          26
    Section 6.14      Stock Options........................................................................          26
    Section 6.15      Brokers or Finders...................................................................          27
    Section 6.16      Additional Agreements; Reasonable Efforts............................................          27
    Section 6.17      Expenses.............................................................................          27
    Section 6.18      CompCore Financial Statements........................................................          27
    Section 6.19      Employee Benefits....................................................................          27

ARTICLE VII           CONDITIONS TO MERGER.................................................................          28
    Section 7.1       Conditions to Each Party's Obligation to Effect the Merger...........................          28
    Section 7.2       Additional Conditions to Obligations of Zoran and Sub................................          28
    Section 7.3       Additional Conditions to Obligations of CompCore.....................................          29

ARTICLE VIII          TERMINATION AND AMENDMENT............................................................          30
    Section 8.1       Termination..........................................................................          30
    Section 8.2       Effect of Termination................................................................          31
    Section 8.3       Termination Fee......................................................................          31
    Section 8.4       Amendment............................................................................          31
    Section 8.5       Extension; Waiver....................................................................          31

                                       ii
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
ARTICLE IX            ESCROW AND INDEMNIFICATION...........................................................          32
    Section 9.1       Survival of Representations and Warranties...........................................          32
    Section 9.2       Indemnification by CompCore Shareholders.............................................          32
    Section 9.3       Procedures for Indemnification.......................................................          32
    Section 9.4       Defense of Third Party Claims........................................................          33
    Section 9.5       Settlement of Third Party Claims.....................................................          33
    Section 9.6       Manner of Indemnification............................................................          33
    Section 9.7       Shareholder Representative...........................................................          34

ARTICLE X             GENERAL PROVISIONS...................................................................          34
    Section 10.1      Notices..............................................................................          34
    Section 10.2      Interpretation.......................................................................          35
    Section 10.3      Counterparts.........................................................................          36
    Section 10.4      Severability.........................................................................          36
    Section 10.5      Entire Agreement.....................................................................          36
    Section 10.6      Governing Law........................................................................          36
    Section 10.7      Assignment...........................................................................          36
    Section 10.8      Third Party Beneficiary..............................................................          36

EXHIBITS

Exhibit A - Escrow Agreement

Exhibit B-1 - Form of Employment Agreement - Haber

Exhibit B-2 - Form of Employment Agreement - Cismas

Exhibit C - Form of Non-Competition Agreements

Exhibit D - Opinion of Counsel to CompCore

Exhibit E - Opinion of Counsel to Zoran

                                      iii
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                             TABLE OF DEFINED TERMS

                                                                                                   CROSS-REFERENCES
TERMS                                                                                               IN AGREEMENT
-------------------------------------------------------------------------------------------------  ---------------
Affiliate........................................................................................    Section 6.12
Affiliate Agreement..............................................................................    Section 6.12
Agreement........................................................................................        Preamble
Assumed Option...................................................................................    Section 6.14
Bechtolsheim Note................................................................................     Section 3.2
Certificate(s)...................................................................................     Section 2.2
Change of Control................................................................................     Section 6.2
Closing..........................................................................................     Section 1.2
Closing Date.....................................................................................     Section 1.2
Code.............................................................................................        Preamble
CompCore.........................................................................................        Preamble
CompCore Acquisition Proposal....................................................................     Section 6.1
CompCore Authorizations..........................................................................    Section 3.22
CompCore Balance Sheets..........................................................................     Section 3.5
CompCore Common Stock............................................................................     Section 2.1
CompCore Components..............................................................................    Section 3.11
CompCore Disclosure Schedule.....................................................................     Article III
CompCore Employee Plan(s)........................................................................    Section 3.17
CompCore Financial Statements....................................................................     Section 3.4
CompCore Intellectual Property Rights............................................................    Section 3.11
CompCore Option Plan.............................................................................     Section 2.1
CompCore Options.................................................................................     Section 2.1
CompCore Preferred Stock.........................................................................     Section 3.2
CompCore Product.................................................................................    Section 3.11
CompCore Shareholders' Meeting...................................................................    Section 3.26
CompCore Transaction Expenses....................................................................    Section 6.17
Confidentiality Agreement........................................................................     Section 6.6
Constituent Corporations.........................................................................     Section 1.3
Conversion Number................................................................................     Section 2.1
date hereof......................................................................................    Section 10.2
date of this agreement...........................................................................    Section 10.2
Dissenting Shareholders..........................................................................     Section 2.4
Dissenting Shares................................................................................     Section 2.4
Effective Time...................................................................................     Section 1.1
Employment Agreements............................................................................     Section 7.2
Environmental Permits............................................................................    Section 3.16
Escrow...........................................................................................     Section 2.3
Escrow Agent.....................................................................................     Section 2.3
Escrow Agreement.................................................................................     Section 2.3
Escrow Shares....................................................................................     Section 2.3
Exchange Act.....................................................................................     Section 3.3
Exchange Agent...................................................................................     Section 2.2
Exchange Fund....................................................................................     Section 2.2
Floor............................................................................................     Section 9.2
GAAP.............................................................................................     Section 3.4
GCL..............................................................................................     Section 1.1
Governmental Entity..............................................................................     Section 3.3

                                       iv
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
                                                                                                   CROSS-REFERENCES
TERMS                                                                                               IN AGREEMENT
-------------------------------------------------------------------------------------------------  ---------------
Hazardous Material...............................................................................    Section 3.16
Hazardous Materials Activities...................................................................    Section 3.16
incentive stock options..........................................................................    Section 6.14
include, includes and including..................................................................    Section 10.2
Indemnification Claim............................................................................     Section 9.3
Indemnitee.......................................................................................     Section 9.3
Joint Proxy Statement............................................................................    Section 3.26
knowledge........................................................................................     Article III
Licensed Intellectual Property...................................................................    Section 3.11
made available...................................................................................    Section 10.2
Material Adverse Affect..........................................................................     Article III
Material Tangible Assets.........................................................................    Section 3.10
Merger...........................................................................................        Preamble
Merger Agreement.................................................................................     Section 1.1
NNM..............................................................................................     Section 2.2
Officers' Certificates...........................................................................     Section 1.1
Original Agreement...............................................................................        Preamble
Registration Statement...........................................................................    Section 3.26
Returns..........................................................................................     Section 3.9
Rule 145.........................................................................................    Section 6.12
SEC..............................................................................................     Section 3.3
Securities Act...................................................................................     Section 3.3
Shareholder Representative.......................................................................     Section 9.7
Sub..............................................................................................        Preamble
Subsidiary.......................................................................................      Article IV
Surviving Corporation............................................................................     Section 1.3
Tax(es)..........................................................................................     Section 3.9
Termination Date.................................................................................     Section 9.1
Third Party Claim................................................................................     Section 9.4
Transaction Documents............................................................................     Section 3.3
United States real property holding corporation..................................................    Section 3.28
without limitation...............................................................................    Section 10.2
Zoran............................................................................................        Preamble
Zoran Acquisition Proposal.......................................................................     Section 6.2
Zoran Balance Sheets.............................................................................     Section 4.4
Zoran Common Stock...............................................................................     Section 2.1
Zoran Disclosure Schedule........................................................................      Article IV
Zoran Group......................................................................................     Section 9.2
Zoran Intellectual Property Rights...............................................................     Section 4.7
Zoran Losses.....................................................................................     Section 9.2
Zoran Material Contract..........................................................................     Section 4.8
Zoran Option Plans...............................................................................     Section 4.2
Zoran Plans......................................................................................    Section 6.19
Zoran Preferred Stock............................................................................     Section 4.2
Zoran Product....................................................................................     Section 4.7
Zoran Purchase Plan..............................................................................     Section 4.2
Zoran Reports....................................................................................     Section 4.4
Zoran Stockholders' Meeting......................................................................    Section 3.26

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

    AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of November 27, 1996, by and among Zoran Corporation, a Delaware corporation ("Zoran"), See Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Zoran ("Sub"), and CompCore Multimedia, Inc., a California corporation ("CompCore").

    WHEREAS, the Boards of Directors of Zoran, Sub and CompCore deem it advisable and in the best interests of each corporation and its respective stockholders that Zoran and CompCore combine in order to advance the long-term business interests of Zoran and CompCore;

    WHEREAS, the combination of Zoran and CompCore shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into CompCore, CompCore will become a wholly-owned subsidiary of Zoran and the shareholders of CompCore will become stockholders of Zoran;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

    WHEREAS, in consideration of the foregoing, the parties have previously entered into an Agreement and Plan of Reorganization dated as of October 20, 1996 (the "Original Agreement"), which the parties now desire to amend and restate in the form set forth below;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereby amend and restate the Original Agreement as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, an agreement of merger (the "Merger Agreement") containing the substantive provisions of this Article I and Article II and in such form as is required by the relevant provisions of the California General Corporation Law (the "GCL") shall be duly prepared, executed and acknowledged by Sub and by CompCore as the Surviving Corporation (as defined in Section 1.3(a)) and thereafter delivered to the Secretary of State of the State of California for filing, along with certificates of officers ("Officers' Certificates") of the Constituent Corporations (as defined in Section 1.3(a)), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Merger Agreement and the Officers' Certificates with the Secretary of State of the State of California or at such time thereafter as is provided in the Merger Agreement (the "Effective Time").

    Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific Time, on a date to be specified by Zoran and CompCore (the "Closing Date"), which shall be (i) no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein) provided that the other closing conditions set forth in Article VII have been met or waived as provided in
Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Zoran and CompCore.

    Section 1.3  EFFECTS OF THE MERGER.

    (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into CompCore (the "Surviving Corporation"), (ii) the Articles of Incorporation of CompCore shall be amended so that Article III of such Articles of Incorporation shall read as follows: "The total number of shares of all classes which this corporation shall have authority to issue shall be 1,000, all of which shall consist of Common Stock, par value $.001 per share," and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of CompCore as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Sub and CompCore are sometimes referred to herein as the "Constituent Corporations.")

    (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

    Section 1.4 DIRECTORS AND OFFICERS. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

    Section 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, no par value, of CompCore ("CompCore Common Stock") or capital stock of Sub:

    (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

    (b) EXCHANGE RATIO FOR COMPCORE COMMON STOCK. Subject to Section 2.2, each issued and outstanding share of CompCore Common Stock (other than Dissenting Shares as defined in Section 2.4) shall be converted into the right to receive
0.6408 fully paid and nonassessable shares of Common Stock, $.001 par value, of Zoran ("Zoran Common Stock"), which amount shall be subject to adjustment to reflect any stock split or stock dividend effected between the date of this Agreement and the Effective Time (the "Conversion Number"). All such shares of CompCore Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Zoran Common Stock and any cash in lieu of fractional shares of Zoran Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with this Article II.

    (c) COMPCORE STOCK OPTIONS. At the Effective Time, all then outstanding options to purchase CompCore Common Stock (the "CompCore Options") issued under CompCore's 1994 Stock Plan (the "CompCore Option Plan") not exercised as of the Effective Time will be assumed by Zoran in accordance with Section 6.14.

    Section 2.2 EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of CompCore Common Stock for Zoran Common Stock pursuant to the Merger are as follows:

    (a) EXCHANGE AGENT. As of the Effective Time, Zoran shall deposit with an exchange agent designated by Zoran (the "Exchange Agent"), for the benefit of the holders of shares of CompCore Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the shares of Zoran Common Stock issuable pursuant to Section 2.1 less the Escrow Shares, as defined in Section 2.3 (such shares of Zoran Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of CompCore Common Stock.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CompCore Common Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 and the Merger Agreement into the right to receive shares of Zoran Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Zoran and CompCore may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Zoran Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Zoran, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Zoran Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(b) less such holder's pro rata portion of the Escrow Shares, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of CompCore Common Stock which is not registered in the transfer records of CompCore, a certificate representing the proper number of shares of Zoran Common Stock may be issued to a transferee if the Certificate representing such CompCore Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Zoran Common Stock and cash in lieu of any fractional shares of Zoran Common Stock as contemplated by this Section 2.2. The instructions for effecting the surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive a certificate representing shares of Zoran Common Stock that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify Zoran, signed exactly as the name or names of the registered holder or holders appeared on the books of CompCore immediately prior to the Effective Time, together with such other documents as Zoran or the Exchange Agent may reasonably require in connection therewith; provided that such holder shall not be required to furnish a bond.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Zoran Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Zoran Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such

Certificate, there shall be paid to the record holder of the certificates representing whole shares of Zoran Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Zoran Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Zoran Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Zoran Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPCORE COMMON STOCK. All shares of Zoran Common Stock issued upon the surrender for exchange of shares of CompCore Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.2 and the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CompCore Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CompCore Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

    (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Zoran Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Zoran. Notwithstanding any other provision of this Agreement, each holder of shares of CompCore Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Zoran Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Zoran Common Stock multiplied by the average of the last reported sale prices of Zoran Common Stock, as reported on the Nasdaq National Market (the "NNM"), on each of the ten (10) trading days immediately preceding the date of the Effective Time.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of CompCore for one year after the Effective Time shall be delivered to Zoran, upon demand, and any shareholders of CompCore who have not previously complied with this Section 2.2 shall thereafter look only to Zoran for payment of their claim for Zoran Common Stock, any cash in lieu of fractional shares of Zoran Common Stock, and any dividends or distributions with respect to Zoran Common Stock.

    (g) NO LIABILITY. Neither Zoran nor CompCore shall be liable to any holder of shares of CompCore Common Stock or Zoran Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.3 ESCROW. At the Closing, Zoran will deduct from the number of shares of Zoran Common Stock deliverable to the shareholders of CompCore pursuant to Section 2.1 and will deposit into escrow (the "Escrow") certificates representing ten percent (10%) of the shares of Zoran Common Stock issuable to the shareholders of CompCore in the Merger on a pro rata basis (the "Escrow Shares"). The Escrow Shares shall be held by First Trust of California (or such other institution as shall be agreed upon by Zoran and the Shareholder Representative (as defined in Section 9.7)), as escrow agent (the "Escrow Agent"), in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of EXHIBIT A hereto (the "Escrow Agreement"). The Escrow Shares shall be held as collateral for the indemnification obligations of the persons who were shareholders of CompCore immediately prior to the Effective Time under Article IX. Upon exercise of any of the Assumed Options (as defined in Section 6.14) during the term of the Escrow Agreement, ten percent (10%) of the shares of Zoran Common Stock issued upon such exercise will be deducted from the number of shares otherwise issuable to the holder thereof pursuant to Section 6.14, deposited into the Escrow and thereafter treated as Escrow Shares.

    Section 2.4 APPRAISAL RIGHTS. Any shares of CompCore Common Stock held by shareholders of CompCore who properly exercise and perfect the dissenters' appraisal rights set forth in Chapter 13 of the GCL ("Dissenting Shares") shall not be converted into the right to receive Zoran Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. CompCore shall give Zoran prompt notice of any demand received by CompCore for appraisal of CompCore Common Stock, and Zoran shall have the right to control all negotiations and proceedings with respect to such demand. CompCore agrees that, except with the prior written consent of Zoran or as required under the GCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the value of shares of CompCore Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of the GCL). In the event that any holder of shares of CompCore Common Stock fails to make an effective demand for payment or otherwise loses his or her status as a Dissenting Shareholder, Zoran shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Certificate or Certificates, the shares of Zoran Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled to under Section 2.1 and the Merger Agreement (less such Dissenting Shareholder's pro rata portion of the Escrow Shares).

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPCORE

    In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of such entity and its subsidiaries, taken as a whole.

    In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters.

    Except as disclosed in the disclosure schedule provided to Zoran on or before the date of the Original Agreement (the "CompCore Disclosure Schedule"), CompCore represents and warrants to Zoran as follows:

    Section 3.1 ORGANIZATION, STANDING AND POWER. CompCore is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on CompCore. CompCore has delivered true and correct copies of the Articles of Incorporation and Bylaws of CompCore, each as amended to date, to Zoran. CompCore is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents. CompCore does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    Section 3.2  COMPCORE CAPITAL STRUCTURE.

    (a) The authorized capital stock of CompCore consists of 20,000,000 shares of CompCore Common Stock and 5,000,000 shares of Preferred Stock, no par value ("CompCore Preferred Stock"). As of the date of the Original Agreement, 2,847,000 shares of CompCore Common Stock were issued and outstanding, and held of record by those persons set forth on the CompCore Disclosure Schedule. All such outstanding shares of CompCore Common Stock have been duly authorized, validly issued, fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of CompCore or any agreement to which CompCore is a party or by which it is bound. As of the date of the Original Agreement, (i) 1,496,750 shares of CompCore Common Stock were reserved for issuance under the CompCore Option Plan, 1,402,000 of which were subject to outstanding options held by those persons set forth in the CompCore Disclosure Schedule, and 94,750 of which were reserved for future option grants and (ii) 198,122 shares of CompCore Common Stock (plus an additional 35.244 shares accruing daily thereafter) were reserved for issuance under a Convertible Promissory Note dated July 1, 1996, in the principal amount of $1,000,000, payable to Andreas Bechtolsheim (the "Bechtolsheim Note"). As of the date hereof, no shares of CompCore Preferred Stock are issued or outstanding.

    (b) Except as set forth in this Section 3.2, as of the date of the Original Agreement, there were (i) no equity securities of any class of CompCore, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which CompCore is a party or by which it is bound obligating CompCore to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of CompCore or obligating CompCore to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of CompCore's capital stock (i) between or among CompCore and any of its shareholders or (ii) to the best knowledge of CompCore, between or among any of CompCore's shareholders.

    Section 3.3  AUTHORITY; REQUIRED FILINGS AND CONSENTS.

    (a) CompCore has all requisite corporate power and authority to enter into this Agreement and all other documents required to be executed and delivered by CompCore hereunder, including the Merger Agreement (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which CompCore is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CompCore, subject only to the approval of the Merger by CompCore's Shareholders under the GCL. This Agreement and the other Transaction Documents to which CompCore is or will be a party have been or will be duly executed and delivered by CompCore and constitute or will constitute the valid and binding obligations of CompCore, enforceable against CompCore in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and
(ii) general principles of equity.

    (b) The execution and delivery by CompCore of this Agreement and the other Transaction Documents to which it is or will be a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of CompCore, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which CompCore is a party or by which CompCore or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CompCore or any of its properties or assets, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on CompCore.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to CompCore in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing by Zoran of the Registration Statement (as defined in Section 3.26) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Merger Agreement and Officer's Certificates with the California Secretary of State in accordance with the GCL, (iii) the filing of a certificate of merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement (as defined in Section 3.26) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on CompCore and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

    Section 3.4 FINANCIAL STATEMENTS. CompCore has delivered to Zoran its audited financial statements for the fiscal years ended September 30, 1996 and September 30, 1995 and the period from November 12, 1993 (inception) to September 30, 1994 (collectively, the "CompCore Financial Statements"). The CompCore Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The CompCore Financial Statements present fairly the financial position of CompCore as of the respective dates and the results of its operations and cash flows for the periods indicated. CompCore maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

    Section 3.5 ABSENCE OF UNDISCLOSED LIABILITIES. CompCore does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on CompCore, other than (i) liabilities reflected or provided for on the balance sheet as of September 30, 1996 (the "CompCore Balance Sheet") contained in the CompCore Financial Statements, (ii) liabilities specifically described in this Agreement or the CompCore Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1996 in the ordinary course of business consistent with past practices.

    Section 3.6 ACCOUNTS RECEIVABLE. The accounts receivable shown on the CompCore Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the CompCore Balance Sheet. The accounts receivable of CompCore arising after the date of the CompCore Balance Sheet and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of CompCore. None of such accounts receivable is subject to any material claim of offset or recoupment or counterclaim, and CompCore has no knowledge of any specific facts that would be likely to give rise to any such claim. No material amount of such accounts receivable is contingent upon the performance by CompCore of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

    Section 3.7 INVENTORY. The inventories shown on the CompCore Balance Sheet or thereafter acquired by CompCore consist of items of a quantity and quality usable or salable in the ordinary course of business. Since September 30, 1996, CompCore has continued to replenish inventories in a normal and customary manner consistent with past practices. CompCore has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of CompCore, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of CompCore, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

    Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, CompCore has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, CompCore has not:

    (a) suffered any event or occurrence that has had a Material Adverse Effect on CompCore;

    (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

    (c) granted any material increase in the compensation payable or to become payable by CompCore to its officers or employees;

    (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

    (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

    (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

    (g) sold, leased, abandoned or otherwise disposed of any real property or any material amounts of machinery, equipment or other operating property other than in the ordinary course of business;

    (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for standard end-user license transactions entered into in the ordinary course of its business;

    (i) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

    (j) incurred any material liability, except in the ordinary course of business and consistent with past practice;

    (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

    (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $20,000, or in the aggregate, in excess of $75,000;

    (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

    (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of CompCore contained in this Agreement; or

    (o) except as disclosed in the CompCore Disclosure Schedule, taken any other action that would have required the consent of Zoran pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

    Section 3.9  TAXES.

    (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    (b) CompCore has accurately prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to CompCore or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

    (c) CompCore, as of the Closing Date: (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on CompCore.

    (d) There is no Tax deficiency outstanding or assessed or, to CompCore's knowledge, proposed against CompCore that is not reflected as a liability on the CompCore Balance Sheet nor has CompCore executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (e) CompCore has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the CompCore Balance Sheet, whether asserted or unasserted, contingent or otherwise.

    (f) CompCore is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

    Section 3.10  TANGIBLE ASSETS AND REAL PROPERTY.

    (a) CompCore owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the CompCore Balance Sheet or acquired since the date of the CompCore Balance Sheet (the "Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear. CompCore has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the CompCore Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which CompCore is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms. The CompCore Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Zoran.

    (b) CompCore owns no real property. The CompCore Disclosure Schedule sets forth a true and complete list of all real property leased by CompCore. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms. True and correct copies of all such real property leases have been provided to Zoran.

    Section 3.11  INTELLECTUAL PROPERTY.

    (a) CompCore owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of CompCore as currently conducted, or as currently proposed to be conducted, the absence of which rights would be reasonably likely to have a Material Adverse Effect on CompCore (all of which are hereinafter referred to as the "CompCore Intellectual Property Rights"), free and clear of all liens, claims or encumbrances. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to CompCore's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants CompCore such rights to such intellectual property as are necessary to the business of CompCore as currently conducted or currently proposed to be conducted.

    (b) The CompCore Disclosure Schedule contains an accurate and complete dscription of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights included in the CompCore Intellectual Property Rights, including the jurisdictions in which each such CompCore Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses, distribution agreements and other agreements to which CompCore is a party and pursuant to which any person is authorized to use any CompCore Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of CompCore (a "CompCore Product") or any adaptation, translation or derivative work based on any CompCore Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which CompCore is a party and pursuant to which CompCore is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any CompCore Product, (iv) all joint development agreements to which CompCore is a party, and
(v) all agreements with Governmental Entities or other third parties pursuant to which CompCore has obtained funding for research and development activities.

    (c) CompCore is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the CompCore Intellectual Property Rights or Licensed Intellectual Property, the breach of which would be likely to have a Material Adverse Effect on CompCore.

    (d) To CompCore's knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to CompCore which relate to any CompCore Product are valid and subsisting. CompCore (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of any CompCore Product infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any CompCore Intellectual Property Rights or Licensed Intellectual Property.

    (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any CompCore Product at any stage of its development (the "CompCore Components") were written, developed and created solely and exclusively by employees of CompCore without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to CompCore by means of valid and enforceable agreements, which are listed and described in the CompCore Disclosure Schedule and copies of which have been provided to Zoran. CompCore has at all times used commercially reasonable efforts to treat the CompCore Products and CompCore Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

    (f) Each person currently or formerly employed by CompCore (including independent contractors, if any) that has or had access to confidential information of CompCore has executed and delivered to CompCore a confidentiality and non-disclosure agreement in the form previously provided to Zoran. To CompCore's knowledge, neither the execution or delivery of any such agreement, nor the carrying on of CompCore's business as currently conducted and as currently proposed to be conducted by any such person, as an employee or independent contractor, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

    Section 3.12 BANK ACCOUNTS. The CompCore Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which CompCore maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    Section 3.13  CONTRACTS.

    (a) Except as set forth in the CompCore Disclosure Schedule, CompCore is not a party or subject to any agreement, obligation or commitment, written or oral:

    (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to CompCore totalling more than $50,000 in any calendar year;

    (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty
(30) days' notice and without liability, penalty or premium;

   (iii) that restricts CompCore from carrying on anywhere in the world its business or any portion thereof as currently conducted;

    (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise); or

    (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

    (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

   (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the CompCore Products.

    (b) To CompCore's knowledge, no party to any such contract, agreement or instrument has expressed its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

    (c) CompCore is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by CompCore under, or breach or violation by CompCore of, any contract, commitment or restriction to which CompCore is a party or by which CompCore or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on CompCore. To CompCore's knowledge, no other party is in default under or in breach or violation of, nor, to CompCore's knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which CompCore is a party or by which CompCore or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, individually or in the aggregate, have a Material Adverse Effect on CompCore.

    Section 3.14 LABOR DIFFICULTIES. To CompCore's knowledge, CompCore is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against CompCore pending, or to CompCore's knowledge threatened, before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to CompCore's knowledge threatened, against CompCore. CompCore is not now and has never been subject to any union organizing activities. CompCore has not experienced any work stoppage or other labor difficulty. To CompCore's knowledge, (i) the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with CompCore employees, and (ii) none of the CompCore employees intends to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

    Section 3.15 TRADE REGULATION. CompCore has not terminated its relationship with or refused to ship CompCore Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay CompCore in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by CompCore in connection with the marketing or sale of any of their products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to CompCore's knowledge, threatened against CompCore with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to CompCore's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

    Section 3.16  ENVIRONMENTAL MATTERS.

    (a) As of the date hereof, except as set forth in the CompCore Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to human health or the environment, excluding office and janitorial supplies, and other similar substances (a "Hazardous Material"), is present, as a result of the actions of CompCore or, to CompCore's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that CompCore has at any time owned, operated, occupied or leased. To the knowledge of CompCore, no underground storage tanks are present under any property that CompCore has at any time owned, operated, occupied or leased.

    (b) At no time has CompCore transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity, except for Hazardous Materials Activities which have not had and are not likely to have a Material Adverse Effect on CompCore.

    (c) CompCore currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted, except for such Environmental Permits the absence of which would not be likely to have a Material Adverse Effect on CompCore.

    (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of CompCore, threatened concerning any Environmental Permit or any Hazardous Materials Activity of CompCore. CompCore is not aware of any fact or circumstance which could reasonably be expected to involve CompCore in any environmental litigation or impose upon CompCore any liability concerning Hazardous Materials Activities which would be likely to have a Material Adverse Effect on CompCore.

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    Section 3.17  EMPLOYEE BENEFIT PLANS.

    (a) CompCore has set forth in the CompCore Disclosure Schedule (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of CompCore (individually, a "CompCore Employee Plan," and collectively, the "CompCore Employee Plans").

    (b) With respect to each CompCore Employee Plan, CompCore has made available to Zoran a true and correct copy of (i) such CompCore Employee Plan and (ii) each trust agreement and group annuity contract, if any, relating to such CompCore Employee Plan.

    (c) With respect to the CompCore Employee Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of CompCore, there exists no condition or set of circumstances in connection with which CompCore could be subject to any liability that would be reasonably likely to have a Material Adverse Effect on CompCore.

    (d) With respect to the CompCore Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of CompCore, which obligations would be reasonably likely to have a Material Adverse Effect on CompCore.

    (e) Except as described in or contemplated by this Agreement, CompCore is not a party to any oral or written (i) union or collective bargaining agreement,
(ii) agreement with any officer or other key employee of CompCore, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CompCore of the nature contemplated by this Agreement, (iii) agreement with any officer of CompCore providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.18 COMPLIANCE WITH LAWS. CompCore has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business, except for failures to comply or violations which would not be likely to have a Material Adverse Effect on CompCore.

    Section 3.19 EMPLOYEES AND CONSULTANTS. The CompCore Disclosure Schedule contains a list of the names of all employees and consultants of CompCore and their salaries or wages, other compensation, dates of employment and positions.

    Section 3.20 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of CompCore, threatened against CompCore or any of its properties or officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CompCore. There is no judgment, decree or order against CompCore or, to the knowledge of CompCore, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on CompCore. All litigation to which CompCore is a party (or, to the knowledge of CompCore threatened to become a party) is disclosed in the CompCore Disclosure Schedule.

    Section 3.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon CompCore which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of CompCore, any acquisition of property by CompCore, or the conduct of business by CompCore as currently conducted or as currently proposed to be conducted.

    Section 3.22 GOVERNMENTAL AUTHORIZATION. CompCore has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of CompCore (collectively, the "CompCore Authorizations"), and all of such CompCore Authorizations are in full force and effect, except where the failure to obtain or have any such CompCore Authorizations could not reasonably be expected to have a Material Adverse Effect on CompCore.

    Section 3.23 INSURANCE. CompCore has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of CompCore. The CompCore Disclosure Schedule contains a list and description of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and CompCore is otherwise in compliance with the terms of such policies. CompCore has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 3.24 POOLING OF INTERESTS. Neither CompCore nor, to its knowledge, any of its directors, officers or shareholders has taken any action which would interfere with Zoran's ability to account for the Merger as a pooling of interests.

    Section 3.25  INTERESTED PARTY TRANSACTIONS.

    (a) To the knowledge of CompCore, no director, officer or shareholder of CompCore has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the CompCore Intellectual Property Rights, used in connection with or pertaining to the business of CompCore, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the CompCore Products, (iii) any entity that competes with CompCore, or with which CompCore is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which CompCore is a party; PROVIDED, HOWEVER, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or on the NNM.

    (b) Except as contemplated by the Transaction Documents, CompCore is not a party to any (i) agreement with any officer or other employee of CompCore the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CompCore in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.26 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by CompCore for inclusion in the registration statement on Form S-4 pursuant to which shares of Zoran Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by CompCore for inclusion in the joint proxy statement/prospectus (the "Joint Proxy Statement") to be sent to the shareholders of CompCore and Zoran in connection with the meeting of CompCore's shareholders to consider this Agreement and the Merger (the "CompCore Shareholders' Meeting") and in connection with the meeting of Zoran's stockholders to consider the issuance of shares of Zoran Common Stock pursuant to the Merger (the "Zoran Stockholders' Meeting") shall not, on the date the Joint Proxy Statement is first mailed to shareholders of CompCore or Zoran, at the time of the CompCore Shareholders' Meeting, at the time of the Zoran Stockholders' Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CompCore Shareholders' Meeting or the Zoran Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to CompCore or any of its Affiliates, officers or directors should be discovered by CompCore which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, CompCore shall promptly inform Zoran.

    Section 3.27 NO EXISTING DISCUSSIONS. As of the date hereof, CompCore is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a CompCore Acquisition Proposal (as defined in Section 6.1).

    Section 3.28 REAL PROPERTY HOLDING CORPORATION. CompCore is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    Section 3.29 CORPORATE DOCUMENTS. CompCore has furnished to Zoran, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to CompCore. The corporate minute books and other corporate records of CompCore are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. CompCore has delivered or made available to Zoran or its representatives true and complete copies of all documents which are referred to in this Article III or in the CompCore Disclosure Schedule.

    Section 3.30 NO MISREPRESENTATION. No representation or warranty by CompCore in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of CompCore pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF ZORAN AND SUB

    As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    Except as set forth in the disclosure schedule delivered by Zoran to CompCore on or before the date of this Agreement and attached hereto (the "Zoran Disclosure Schedule"), Zoran and Sub represent and warrant to CompCore as follows:

    Section 4.1 ORGANIZATION. Each of Zoran, Sub and Zoran's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Zoran. Except as set forth in the Zoran SEC Reports (as defined in Section 4.4) or the Zoran Disclosure Schedule, neither Zoran nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

    Section 4.2  ZORAN CAPITAL STRUCTURE.

    (a) The authorized capital stock of Zoran consists of 20,000,000 shares of Zoran Common Stock and 3,000,000 shares of Preferred Stock, $.001 par value ("Zoran Preferred Stock"). As of September 30, 1996: (i) 7,007,444 shares of Zoran Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Zoran Common Stock were held in the treasury of Zoran or by Subsidiaries of Zoran; (iii) approximately 1,350,662 shares of Zoran Common Stock were reserved for issuance pursuant to stock options granted and outstanding under Zoran's stock option plans (the "Zoran Option Plans"), and rights outstanding under Zoran's employee stock purchase plan (the "Zoran Purchase Plan"); and (iv) 237,841 shares of Zoran Common Stock were reserved for issuance upon exercise of outstanding warrants. No material change in such capitalization has occurred between September 30, 1996 and the date of this Agreement. As of the date of this Agreement, none of the shares of Zoran Preferred Stock are issued and outstanding. All shares of Zoran Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Zoran free and clear of all security interests, liens, claims, pledges, agreements, limitations on Zoran's voting rights, charges or other encumbrances of any nature.

    (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Zoran Option Plans or the Zoran Purchase Plan, there are
(i) no equity securities of any class of Zoran, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Zoran is a party or by which it is bound obligating Zoran to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity securities of Zoran or obligating Zoran to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. To the best knowledge of Zoran, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Zoran.

    (c) The shares of Zoran Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and nonassessable.

    Section 4.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) Zoran and Sub have all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Zoran or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Zoran and Sub, respectively, subject only to the approval by Zoran's stockholders of the issuance of Zoran Common Stock pursuant to the Merger. This Agreement and the other Transaction Documents to which Zoran and/or Sub are parties have been or will be duly executed and delivered by Zoran and/or Sub and constitute or will constitute the valid and binding obligations of Zoran and/or Sub, enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

    (b) The execution and delivery by Zoran and Sub of this Agreement and the other Transaction Documents to which they are or will be parties does not, and the consummation of the transactions contemplated hereby and thereby will not,
(i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Zoran or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Zoran or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Zoran or Sub or any of its or their properties or assets, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Zoran.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Zoran or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing by Zoran of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Merger Agreement and the Officers' Certificates with the California Secretary of State in accordance with the GCL, (iii) the filing of a certificate of merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement and related proxy materials with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Zoran.

    Section 4.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Zoran has filed and made available to CompCore all forms, reports and documents required to be filed by Zoran with the SEC since December 31, 1995 other than registration statements on Form S-8 (collectively, the "Zoran SEC Reports"). The Zoran SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Zoran SEC Reports or necessary in order to make the statements in such Zoran SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Zoran's Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Zoran SEC Reports, including any Zoran SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Zoran and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Zoran as of September 30, 1996 is referred to herein as the "Zoran Balance Sheet."

    Section 4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Zoran SEC Reports, Zoran and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Zoran, other than (i) liabilities reflected or provided for on the Zoran Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Zoran Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1996 in the ordinary course of business consistent with past practices.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, Zoran has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, except as disclosed in the Zoran SEC Reports, Zoran has not:

    (a) suffered any event or occurrence that has had a Material Adverse Effect on Zoran;

    (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

    (c) declared, set aside or paid any divided or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition or such shares;

    (d) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock except for options and rights to purchase shares of Zoran Common Stock granted under the Zoran Option Plans and the Zoran Purchase Plan, in the ordinary course of business and consistent with past practices, and shares of Zoran Common Stock issued upon the exercise of stock options and rights;

    (e) made any material change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

    (f) sold, assigned, transferred, licensed or otherwise disposed of any material patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for transactions entered into in the ordinary course of its business;

    (g) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

    (h) incurred any material liability, except in the ordinary course of business and consistent with past practice;

    (i) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

    (j) agreed to take any action described in this Section 4.6 or which would constitute a breach of any of the representations or warranties of Zoran contained in this Agreement; or

    (k) except as disclosed in the Zoran Disclosure Schedule, taken any other action that would have required the consent of CompCore pursuant to Section 5.2 (and which has not been obtained) had such action occurred after the date of this Agreement.

    Section 4.7  INTELLECTUAL PROPERTY.

    (a) Zoran owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Zoran as currently conducted, or as currently proposed to be conducted, the absence of which rights would be reasonably likely to have a Material Adverse Effect on Zoran (all of which are referred to as the "Zoran Intellectual Property Rights"), free and clear of all liens, claims or encumbrances.

    (b) Zoran is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Zoran Intellectual Property Rights, the breach of which would be likely to have a Material Adverse Effect on Zoran.

    (c) To Zoran's knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to Zoran which relate to any product of Zoran ("Zoran Product") are valid and subsisting. Zoran (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of any Zoran Product infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Zoran Intellectual Property Rights.

    Section 4.8 AGREEMENTS, CONTRACTS AND COMMITMENTS. Zoran has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Zoran SEC Reports ("Zoran Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to collect material damages from Zoran under any Zoran Material Contract. Each Zoran Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which Zoran is aware by any party obligated to Zoran pursuant to such Zoran Material Contract.

    Section 4.9 LITIGATION. Except as described in the Zoran SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Zoran pending or as to which Zoran has received any written notice of assertion, which is reasonably likely to have a Material Adverse Effect on Zoran or a material adverse effect on the ability of Zoran to consummate the transactions contemplated by this Agreement.

    Section 4.10 COMPLIANCE WITH LAWS. Zoran has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not be reasonably likely to have a Material Adverse Effect on Zoran.

    Section 4.11 POOLING OF INTERESTS. Neither Zoran nor, to its knowledge, any of its directors, officers, or stockholders has taken any action which would interfere with Zoran's ability to account for the Merger as a pooling of interests.

    Section 4.12 INTERESTED PARTY TRANSACTIONS. Except as set forth in the Zoran SEC Reports, since the date of Zoran's last proxy statement, no event has occurred that would be required to be reported by

Zoran as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    Section 4.13 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Zoran for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Zoran for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to shareholders of Zoran or CompCore, at the time of the CompCore Shareholders' Meeting, at the time of the Zoran Stockholders' Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CompCore Shareholders' Meeting or the Zoran Stockholders' Meeting, which has become false or misleading. If at any time prior to the Effective Time any event relating to Zoran or any of its Affiliates, officers or directors should be discovered by Zoran which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Zoran shall promptly inform CompCore.

    Section 4.14 OPINION OF FINANCIAL ADVISOR. The financial advisor of Zoran, Oppenheimer & Co., Inc., has delivered to Zoran an opinion dated the date of this Agreement to the effect that the Conversion Number is fair from a financial point of view to the stockholders of Zoran.

    Section 4.15 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    Section 4.16 NO EXISTING DISCUSSIONS. As of the date hereof, Zoran is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Zoran Acquisition Proposal (as defined in Section 6.2).

    Section 4.17 CORPORATE DOCUMENTS. Zoran has furnished or made available to CompCore, or its representatives, for its examination its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof. The corporate minute books and other corporate records of Zoran are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. Zoran has delivered or made available to CompCore or its representatives true and complete copies of all documents which are referred to in this Article IV or in the Zoran Disclosure Schedule.

    Section 4.18 NO MISREPRESENTATION. No representation or warranty by Zoran or Sub in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Zoran or Sub pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                              CONDUCT OF BUSINESS

    Section 5.1 COVENANTS OF COMPCORE. During the period from the date of the Original Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, CompCore agrees (except to the extent that Zoran shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. CompCore shall promptly notify Zoran of any event or occurrence not in the ordinary course of business of CompCore where such event or occurrence would result in a breach of any covenant of CompCore set forth in this Agreement or cause any representation or warranty of CompCore set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, CompCore shall not, without the prior written consent of Zoran:

    (a) Grant any options under any employee plan of CompCore, accelerate, amend or change the period of exercisability under any outstanding options, or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

    (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the CompCore Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

    (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

    (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of CompCore Common Stock upon the exercise of CompCore Options outstanding as of the date of this Agreement;

    (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $50,000;

    (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of CompCore, except for transactions entered into in the ordinary course of business;

    (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

    (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

    (j) Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

    (k) Incur or commit to incur any individual capital expenditure in excess of $20,000 or aggregate capital expenditures in excess of $75,000, in addition to the existing commitments set forth in the CompCore Disclosure Schedule;

    (l) Enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any CompCore product;

    (m) Amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

    (n) Waive or release any material right or claim, except in the ordinary course of business;

    (o) Initiate any litigation or arbitration proceeding; or

    (p) Take or agree to take, in writing or otherwise, any of the actions described in Sections (a) through (o) above, or any action which is reasonably likely to make any of CompCore's representations or warranties contained in this Agreement or the Original Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

    Section 5.2 COVENANTS OF ZORAN. During the period from the date of the Original Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Zoran agrees (except to the extent that CompCore shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Zoran shall promptly notify CompCore of any event or occurrence not in the ordinary course of business of Zoran where such event or occurrence would result in a breach of any covenant of Zoran set forth in this Agreement or cause any representation or warranty of Zoran set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Zoran shall not, without the prior written consent of CompCore:

    (a) Grant any options under any employee plan of Zoran (except for options and rights to purchase shares of Zoran Common Stock granted under the Zoran Option Plans and the Zoran Purchase Plan, in the ordinary course of business and consistent with past practices), accelerate, amend or change the period of exercisability under any outstanding options, or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

    (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

    (c) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Zoran, except for transactions entered into in the ordinary course of business;

    (d) Amend or propose to amend its Certificate of Incorporation or Bylaws, in any manner that materially affects the rights, preferences or privileges of the holders of its capital stock, except as contemplated by this Agreement; or

    (e) Take or agree to take, in writing or otherwise, any of the actions described in Sections (a) through (d) above, or any action which is reasonably likely to make any of CompCore's representations or warranties contained in this Agreement or the Original Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

    Section 5.3 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Zoran and CompCore shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

    Section 6.1  NO SOLICITATION BY COMPCORE.

    (a) During the period from the date of the Original Agreement until the earlier of the termination of this Agreement or the Effective Time, CompCore shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving CompCore, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "CompCore Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any CompCore Acquisition Proposal, or (iii) agree to, approve or recommend any CompCore Acquisition Proposal.

    (b) CompCore shall notify Zoran no later than twenty-four (24) hours after receipt by CompCore (or its advisors) of any CompCore Acquisition Proposal or any request for nonpublic information in connection with a CompCore Acquisition Proposal or for access to the properties, books or records of CompCore by any person or entity that informs CompCore that it is considering making, or has made, a CompCore Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    Section 6.2  NO SOLICITATION BY ZORAN.

    (a) During the period from the date of the Original Agreement until the earlier of the termination of this Agreement or the Effective Time, Zoran shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving a Change of Control (as hereinafter defined) of Zoran (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Zoran Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Zoran Acquisition Proposal, or (iii) agree to, approve or recommend any Zoran Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Zoran or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Zoran Acquisition Proposal by such person or entity or recommending such an unsolicited bona fide written Zoran Acquisition Proposal to the stockholders of Zoran, if and only to the extent that the Board of Directors of Zoran determines in good faith (after consultation with outside legal counsel) that such action is necessary for such Board of Directors to comply with its fiduciary duties to Zoran's stockholders under applicable law, or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Zoran Acquisition Proposal.

    (b) Zoran shall notify CompCore no later than twenty-four (24) hours after receipt by Zoran (or its advisors) of any Zoran Acquisition Proposal or any request for nonpublic information in connection with a Zoran Acquisition Proposal or for access to the properties, books or records of Zoran by any person or entity that informs Zoran that it is considering making, or has made, a Zoran Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

    (c) As used in this Agreement, "Change of Control" means a transaction or series of transactions pursuant to which any person (or group of persons) other than the current affiliates of Zoran acquires more than fifty percent (50%) of Zoran's outstanding voting securities or more than fifty percent (50%) of the outstanding voting securities of an entity surviving any such transaction involving Zoran, or of any direct or indirect parent of such entity.

    Section 6.3  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

    (a) Zoran and CompCore shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Joint Proxy Statement included in the Registration Statement shall include the recommendation of the Board of Directors of CompCore in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Zoran in favor of the issuance of shares of Zoran Common Stock pursuant to the Merger.

    (b) Zoran and CompCore shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder.

    Section 6.4 CONSENTS. Each of Zoran and CompCore shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Zoran's or CompCore's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

    Section 6.5 CURRENT NASDAQ QUOTATION. Zoran agrees to continue the quotation of Zoran Common Stock on the NNM during the term of this Agreement.

    Section 6.6 ACCESS TO INFORMATION. Upon reasonable notice, CompCore and Zoran shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of CompCore and Zoran shall furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Joint Confidentiality Agreement dated June 30, 1996 (the "Confidentiality Agreement") between Zoran and CompCore, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    Section 6.7 STOCKHOLDERS' MEETINGS. CompCore and Zoran each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of CompCore, upon this Agreement and the Merger and, in the case of Zoran, upon the issuance of shares of Zoran Common Stock pursuant to the Merger. CompCore and Zoran will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

    Section 6.8 LEGAL CONDITIONS TO MERGER. Each of Zoran and CompCore will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Zoran and CompCore will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by CompCore, Zoran or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

    Section 6.9 PUBLIC DISCLOSURE. Zoran and CompCore shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the NASD.

    Section 6.10 TAX-FREE REORGANIZATION. Zoran and CompCore shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

    Section 6.11 POOLING ACCOUNTING. Zoran and CompCore shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Zoran and CompCore shall use its best efforts (i) to cause its respective Affiliates (as defined in Section 6.12) not to take any action that would adversely affect the ability of Zoran to account for the business combination to be effected by the Merger as a pooling of interests and (ii) to cause its respective Affiliates to sign and deliver to Zoran a customary "pooling letter" in form and substance agreed upon by CompCore and Zoran to the extent that receipt of such letter is required to assure the availability of pooling of interests accounting treatment.

    Section 6.12 AFFILIATE AGREEMENTS. Zoran and CompCore have provided each other with a list of those persons who are, in Zoran's or CompCore's respective reasonable judgment, "affiliates" of Zoran or CompCore, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). (Each such person who is an "affiliate" of Zoran or CompCore within the meaning of Rule 145 is referred to herein as an "Affiliate.") Zoran and CompCore shall provide each other such information and documents as CompCore or Zoran shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. CompCore has delivered or caused to be delivered to Zoran from each of the Affiliates of CompCore an executed Affiliate Agreement by which such Affiliate of CompCore has agreed to comply with the applicable requirements of Rule 145 ("Affiliate Agreement"). Zoran shall be entitled to place appropriate legends on the certificates evidencing any Zoran Common Stock to be received by such

Affiliates of CompCore pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Zoran Common Stock, consistent with the terms of the Affiliate Agreements.

    Section 6.13 NASDAQ QUOTATION. Zoran shall use its best efforts to cause the shares of Zoran Common Stock to be issued in the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

    Section 6.14  STOCK OPTIONS.

    (a) At the Effective Time, each outstanding CompCore Option, whether vested or unvested, shall be deemed to constitute an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the CompCore Option, such number of shares of Zoran Common Stock as the holder of such CompCore Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price per share of CompCore Common Stock otherwise purchasable pursuant to such CompCore Option immediately prior to the Effective Time divided by (y) the number of full shares of Zoran Common Stock deemed purchasable pursuant to such CompCore Option in accordance with the foregoing; PROVIDED, HOWEVER, that, in the case of any CompCore Option to which Section 422 of the Code applies ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code and PROVIDED FURTHER, that in the case of any Assumed Option that remains outstanding as of the termination of the Escrow (as provided in Article IX and the Escrow Agreement) the number of shares of Zoran Common Stock issuable upon the subsequent exercise of such Assumed Option shall be reduced in proportion to any reduction in the number of shares of Zoran Common Stock received by holders of Assumed Options exercised prior to the termination of the Escrow as a result of any distribution of Escrow Shares to members of the Zoran Group pursuant to
Article IX and the Escrow Agreement.

    (b) As soon as practicable after the Effective Time, Zoran shall deliver to the participants in the CompCore Option Plan an appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the CompCore Option Plan shall continue in effect on the same terms and conditions (subject only to the adjustments required by this Section 6.14 after giving effect to the Merger). Zoran shall comply with the terms of the CompCore Option Plan and ensure, to the extent required by and subject to the provisions of the CompCore Option Plan, that the Assumed Options representing assumed CompCore Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time.

    (c) Zoran shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Zoran Common Stock for delivery under the Assumed Options. Within thirty (30) days after the Effective Time, Zoran shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Zoran Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as any Assumed Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Zoran shall administer the Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    (d) Employees of CompCore as of the Effective Time shall be permitted to participate in the Zoran Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan.

    Section 6.15 BROKERS OR FINDERS. Each of Zoran and CompCore represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Hambrecht & Quist LLC, financial advisor to CompCore, whose fees will be paid by CompCore in accordance with CompCore's agreement with such firm (a copy of which has been delivered by CompCore to Zoran prior to the date of this Agreement), and Oppenheimer & Co., Inc., financial advisor to Zoran, whose fees and expenses will be paid by Zoran in accordance with Zoran's agreement with such firm (a copy of which has been delivered by Zoran prior to the date of this Agreement), in each case subject to the provisions of Section 6.17, and each of Zoran and CompCore agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

    Section 6.16 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    Section 6.17 EXPENSES. The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of the Original Agreement and this Agreement and the transactions herein contemplated. In the event the Merger is consummated, legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by CompCore relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated (the "CompCore Transaction Expenses") shall be borne by the Surviving Corporation, subject to Zoran's rights to indemnification under
Section 9.2(a) with respect to CompCore Transaction Expenses in excess of $1,000,000, in aggregate. A schedule of all CompCore Transaction Expenses incurred or to be incurred through the Closing shall be submitted to Zoran not later than two (2) business days prior to the Closing.

    Section 6.18 EMPLOYEE BENEFITS. All CompCore employees who remain employees of Zoran, CompCore or any other Subsidiary of Zoran following the Effective Time shall be entitled to participate in all employee benefit plans and programs (the "Zoran Plans") that are available to other Zoran employees holding comparable positions. The Zoran Plans shall give full credit for each participant's period of continuous service with CompCore prior to the Effective Time, to the extent permitted by such Zoran Plans. In the case of medical and health insurance coverage, Zoran shall cause the Surviving Corporation to continue to insure CompCore employees under CompCore's existing insurance plans or provide them with the opportunity to participate in Zoran Plans providing generally comparable medical and health insurance coverage.

                                  ARTICLE VII
                              CONDITIONS TO MERGER

    Section 7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of CompCore Common Stock, and the issuance of shares of Zoran Common Stock pursuant to the Merger shall have been approved by the stockholders of Zoran.

    (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Zoran or CompCore shall have been filed, occurred or been obtained.

    (c) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Zoran's conduct or operation of the business of Zoran or CompCore after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

    (e) Zoran and CompCore shall have received letters from Price Waterhouse LLP dated the date of the Joint Proxy Statement and confirmed in writing at the Effective Time and addressed to Zoran and CompCore stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under GAAP.

    (f) The shares of Zoran Common Stock to be issued in the Merger shall have been approved for quotation on the NNM.

    (g) Zoran shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Zoran Common Stock pursuant to the Merger.

    Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ZORAN AND SUB. The obligations of Zoran and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Zoran and Sub:

    (a) The representations and warranties of CompCore set forth in the Original Agreement and this Agreement shall be true and correct in all material respects as of the date of the Original Agreement and the date of this Agreement, respectively, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on CompCore, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Zoran shall have received a certificate to such effect signed on behalf of CompCore by the chief executive officer and the chief financial officer of CompCore.

    (b) CompCore shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Zoran shall have received a certificate to such effect signed on behalf of CompCore by the chief executive officer and the chief financial officer of CompCore.

    (c) Zoran shall have received from CompCore written evidence that the execution, delivery and performance of CompCore's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of CompCore.

    (d) Zoran shall have received a written opinion from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to Zoran, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (e) Zoran shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of CompCore, as set forth on SCHEDULE 7.2(E) hereto.

    (f) Zoran shall have received from each of the Affiliates of CompCore an executed Affiliate Agreement.

    (g) George T. Haber and Sorin C. Cismas shall have executed and delivered Employment Agreements in the form of EXHIBITS B-1 AND B-2 hereto, respectively (the "Employment Agreements").

    (h) Each person listed in the preamble to EXHIBIT C hereto shall have executed and delivered to Zoran Non-Competition Agreements, in the form of EXHIBIT C hereto.

    (i) Zoran shall be satisfied in its sole discretion that not less than ninety percent (90%) of CompCore's key employees listed on SCHEDULE 7.2(I) hereto are ready, willing and able to remain employed by CompCore or Zoran after the Effective Time on terms reasonably satisfactory to Zoran.

    (j) The Merger shall have been approved by the affirmative vote of the holders of not less than ninety-two percent (92%) of the outstanding shares of CompCore Common Stock.

    (k) Zoran shall have received a legal opinion from Cooley Godward LLP, counsel to CompCore, substantially in the form of EXHIBIT D hereto.

    (l) The Escrow Agreement shall have been executed and delivered by the Shareholder Representative (as defined in Section 9.7) and the Escrow Agent.

    (m) The Bechtolsheim Note shall have been converted in full into shares of CompCore Common Stock in accordance with its terms.

    Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPCORE. The obligation of CompCore to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by CompCore:

    (a) The representations and warranties of Zoran and Sub set forth in the Original Agreement and this Agreement shall be true and correct in all material respects as of the date of the Original Agreement and the date of this Agreement, respectively, and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Zoran and its Subsidiaries, taken as a whole, or a material adverse effect upon the consummation of the transactions contemplated hereby; and CompCore shall have received a certificate to such effect signed on behalf of Zoran by the chief executive officer and the chief financial officer of Zoran. For purposes of the foregoing condition, neither Zoran's failure to achieve operating results predicted by financial analysts nor reductions in the trading price of Zoran Common Stock, as reported on the NNM, occurring at any time or from time to time between the date hereof and the Closing Date, shall be deemed to be an event or occurrence having a Material Adverse Effect on Zoran.

    (b) Zoran and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and CompCore shall have received a certificate to such effect signed on behalf of Zoran by the chief executive officer and the chief financial officer of Zoran.

    (c) CompCore shall have received from Zoran and Sub written evidence that the execution, delivery and performance of Zoran's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors and stockholders of Zoran and Sub.

    (d) CompCore's shareholders shall have received the opinion of Cooley Godward LLP, counsel to CompCore, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (e) CompCore shall have received copies of Affiliate Agreements executed by each Affiliate of Zoran.

    (f) Zoran shall have executed and delivered the Employment Agreements.

    (g) CompCore shall have received a legal opinion from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to Zoran, substantially in the form of EXHIBIT E hereto.

    (h) The Escrow Agreement shall have been executed and delivered by Zoran and the Escrow Agent.

    (i) George T. Haber shall have been duly elected as a member of Zoran's Board of Directors, effective as of the Effective Time.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party):

    (a) by the mutual written consent of Zoran and CompCore;

    (b) by either Zoran or CompCore if the Merger shall not have been consummated by February 28, 1997 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

    (c) by either Zoran or CompCore if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.8 of this Agreement;

    (d) by Zoran, if the Board of Directors of CompCore shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Zoran or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing;

    (e) by CompCore, if the Board of Directors of Zoran shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to CompCore or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing;

    (f) by Zoran if the shareholders of CompCore shall fail to approve this Agreement and the Merger at the CompCore Shareholders' Meeting, or by CompCore if the stockholders of Zoran shall fail to approve the issuance of Zoran Common Stock pursuant to the Merger at the Zoran Stockholders' Meeting;

    (g) by Zoran or CompCore, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by Zoran) or 7.3(a) or (b) (in the case of termination by CompCore) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party;

    (h) by Zoran if the condition specified in Section 7.2(j) is not satisfied;
or

    (i) by CompCore if, without CompCore's prior written consent, there has been a Change of Control of Zoran pursuant to a Zoran Acquisition Proposal that has not been approved by a majority of Zoran's Board of Directors.

    Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Zoran, CompCore, Sub or their respective officers, directors, shareholders or Affiliates, except as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 6.6 (second sentence), 6.15, 6.17 and 8.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 8.3 TERMINATION FEE. Zoran shall pay CompCore a termination fee of $1,000,000 if: (i) CompCore terminates this Agreement pursuant to Section 8.1(i), (ii) the Change of Control of Zoran contemplated by the Zoran Acquisition Proposal is consummated within twelve (12) months following such termination, and (iii) immediately prior to such termination, CompCore was not in breach of any of its material obligations under this Agreement.

    Section 8.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of CompCore and the stockholders of Zoran, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                           ESCROW AND INDEMNIFICATION

    Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date and shall continue in full force and effect until the earlier of (i) twelve months following the Effective Time or (ii) the date on which Zoran releases its audited consolidated financial statements for the year ending December 31, 1997 (the "Termination Date"), except for the representations and warranties of CompCore set forth in Section 3.9, which shall survive until the applicable statutes of limitations expire.

    Section 9.2  INDEMNIFICATION BY COMPCORE SHAREHOLDERS.

    (a) Subject to the terms and conditions contained herein, each of the shareholders of CompCore shall indemnify, defend and hold harmless Zoran, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Zoran, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Zoran Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Zoran Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by CompCore in this Agreement, including the CompCore Disclosure Schedule or (ii) any CompCore Transaction Expenses in excess of $1,000,000, in aggregate (collectively, "Zoran Losses"). References to shareholders of CompCore, CompCore shareholders or words of similar import in this Article IX shall be deemed to be references to the persons who were shareholders of CompCore immediately prior to the Effective Time.

    (b) No shareholder of CompCore shall be required to indemnify any member of the Zoran Group for any Zoran Losses until the aggregate amount of all Zoran Losses under all claims shall exceed $50,000 (the "Floor"); provided, however, that if the aggregate amount of Zoran Losses in respect of such claims exceeds the Floor, the shareholders of CompCore shall indemnify such member or members of the Zoran Group for all Zoran Losses (including the initial $50,000) in respect of such claims, subject to the further limitations set forth herein; and provided, further, except as specifically provided in Section 9.2(d), the maximum aggregate liability of the shareholders of CompCore pursuant to Section 9.2(a) shall in no event exceed the value of the Escrow Shares, as determined pursuant to the Escrow Agreement.

    (c) The obligation of the shareholders of CompCore to indemnify members of the Zoran Group for a Zoran Loss under this Article IX is subject to the condition that the Shareholder Representative shall have received a claim for such Zoran Loss on or before the Termination Date.

    (d) The provisions of Section 9.2(b) and (c) above and 9.6 below shall not limit, in any manner any remedy at law or in equity to which any member of the Zoran Group shall be entitled against CompCore or any shareholder of CompCore as a result of willful fraud or intentional misrepresentation by CompCore, any shareholder of CompCore or any of their respective representatives or any rights Zoran has or may have under any state or federal securities laws.

    Section 9.3  PROCEDURES FOR INDEMNIFICATION.

    (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Zoran Group seeking indemnification hereunder.

    (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Shareholder Representative and the Escrow Agent requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Zoran Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

    (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Shareholder Representative.

    (d) The Escrow Agent will not release any Escrow Shares held in the Escrow Account pursuant to an Indemnification until such Indemnification Claim has been resolved in accordance with Section 9.6 below.

    Section 9.4 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made, or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

    (a) Indemnitee shall give the Shareholder Representative and the Escrow Agent written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and the Shareholder Representative may undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by the Shareholder Representative shall be an acknowledgment by the Shareholder Representative that such Third Party Claim is subject to indemnification under the provisions of this Article IX. If, however, the Shareholder Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Shareholder Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholder Representative or the Escrow Agent of a Third Party Claim shall not release the shareholders of CompCore from their obligations hereunder, except to the extent they are prejudiced by such failure.

    (b) Indemnitee and the Shareholder Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

    Section 9.5 SETTLEMENT OF THIRD PARTY CLAIMS. Unless the Shareholder Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholder Representative has assumed the defense of a Third Party Claim as contemplated by Section 9.4, no settlement of such Third Party Claim may be made by the Shareholder Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed, unless such settlement includes a complete release of all claims against Indemnitee.

    Section 9.6  MANNER OF INDEMNIFICATION.

    (a) To provide a fund against which members of the Zoran Group may assert claims of indemnification under this Article IX, the Escrow Shares shall be withheld and deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.3 hereof. The Escrow Shares so deposited shall be held and distributed in accordance with the Escrow Agreement.

    (b) Each claim for indemnification asserted against the shareholders of CompCore pursuant to this Article IX shall be made only in accordance with the Escrow Agreement, subject to the provisions of Section 9.2(d) hereof.

    Section 9.7 SHAREHOLDER REPRESENTATIVE. For purposes of this Agreement the shareholders of CompCore, without any further action on the part of any such shareholder, shall be deemed to have consented to the appointment of George T. Haber as the representative of such shareholders (the "Shareholder Representative"), as the attorney-in-fact for and on behalf of each such shareholder, and the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Zoran of the Escrow Shares, or any portion thereof, in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholder Representative has unlimited authority and power to act on behalf of each shareholder of CompCore with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The shareholders of CompCore will be bound by all actions taken by the Shareholder Representative in connection with this Agreement, and Zoran shall be entitled to rely on any action or decision of the Shareholder Representative. The Shareholder Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Shareholder Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice, the Shareholder Representative will not be liable to anyone. The Shareholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares can appoint a new Shareholder Representative by written consent by sending notice and a copy of the written consent appointing such new Shareholder Representative signed by holders of a majority of the Escrow Shares to Zoran and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Zoran and the Escrow Agent.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Zoran or Sub, to:
           Zoran Corporation
           2041 Mission College Boulevard
           Santa Clara, CA 95054
           Attention: President
           Fax: (408) 986-0539
           Tel: (408) 986-1314

    with a copy to:

    Gray Cary Ware & Freidenrich
           400 Hamilton Avenue
           Palo Alto, CA 94301
           Attention: Dennis C. Sullivan
           Fax: (415) 327-3699
           Tel: (415) 328-6561

        (b) if to CompCore, to

            CompCore Multimedia, Inc.
           3120 Scott Boulevard, 2nd Floor
           Santa Clara, CA 95054
           Attention: President
           Fax: (408) 567-0586
           Tel: (408) 567-0552

            with a copy to:

            Cooley Godward LLP
           Five Palo Alto Square
           Palo Alto, CA 94306
           Attention: Andrei M. Manoliu
           Fax: (415) 857-0663
           Tel: (415) 843-5000

        (c) if to the Shareholder Representative, to

            Mr. George T. Haber
           c/o CompCore Multimedia, Inc.
           3120 Scott Boulevard, 2nd Floor
           Santa Clara, CA 95054
           Fax: (408) 567-0586
           Tel: (408) 567-0552
           with a copy to:

            Cooley Godward LLP
           Five Palo Alto Square
           Palo Alto, CA 94306
           Attention: Andrei M. Manoliu
           Fax: (415) 857-0663
           Tel: (415) 843-5000

    Section 10.2 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 27, 1996. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 10.4 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    Section 10.5 ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

    Section 10.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

    Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 10.8 THIRD PARTY BENEFICIARY. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of CompCore immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, Section 6.8 and Article IX, (ii) the persons who hold CompCore Options immediately prior to the Effective Time (and their lawful successors and assigns) are express intended third party beneficiaries of
Section 6.14, (iii) each of the foregoing persons is an express intended third party beneficiary of Section 6.11 and, to the extent relevant to any of the foregoing, Article X and as such are entitled to rely on the provisions hereof as if a party hereto.

    IN WITNESS WHEREOF, Zoran, Sub and CompCore have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

COMPCORE MULTIMEDIA, INC.                      ZORAN CORPORATION
By:                                            By:
Title:                                         Title:

                                               SEE ACQUISITION CORPORATION
                                               By:
                                               Title: